Exhibit 10.2

DASEKE, INC.

[Date]

Re: Participation Agreement – Daseke, Inc. Executive Change in Control and Severance Plan

Dear [__]:

We are pleased to inform you that you have been designated as eligible to participate in the Daseke, Inc. Executive Change in Control and Severance Plan (as it may be amended from time to time, the “Plan”), as a Tier [__] Executive. Your participation in the Plan will begin immediately prior to the closing of the merger contemplated by that certain Agreement and Plan of Merger, dated as of December 22, 2023, by and among TFI International Inc., a corporation incorporated pursuant to the Canada Business Corporations Act (“Parent”), Diocletian MergerCo, Inc, a Delaware corporation and an indirect, wholly-owned subsidiary of Parent, and the Company (as defined in the Plan) (the “Effective Time”). Your participation in the Plan is subject to the terms and conditions of the Plan and your execution and delivery of this agreement, which constitutes a Participation Agreement (as defined in the Plan). A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Agreement for all purposes.

In signing below, you expressly agree to be bound by, and promise to abide by, the terms of Section 7 of the Plan, which incorporates by reference the non-disclosure of information, non-competition, non-solicitation, non-disparagement and assignment of inventions covenants as set forth in Sections 8, 9 and 10 of your Employment Agreement, dated as of [__], by and between the Company and you (your “Employment Agreement”), mutatis mutandis (the “Restrictive Covenants”). You acknowledge and agree that in connection with your employment with the Company, you have obtained confidential information.

You acknowledge and agree that, as of and following the Effective Time, the Plan and this Participation Agreement supersede all prior severance policies, plans, agreements and arrangements of the Company or any other member of the Company Group (and supersedes all prior oral or written communications by the Company or any of other member of the Company Group with respect to severance payments or benefits), and all such prior policies, plans, arrangements and communications are hereby null and void and of no further force or effect, solely with respect to your severance entitlements set forth therein. For clarity, the provisions of the Plan do not replace or supersede the Restrictive Covenants in your Employment Agreement.

You further acknowledge and agree that (i) you have fully read, understand and voluntarily enter into this Participation Agreement and (ii) you have had a sufficient opportunity to consult with your personal tax, financial planning advisor and attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Participation Agreement.

The Company acknowledges and agrees that, in accordance with the Plan, in the event of a termination of your employment with any member of the Company Group, you shall be entitled to receive the Accrued Amounts and, so long as you satisfy the Release Requirement (i) in the event of an Involuntary Termination that occurs outside of a Change in Control Protection Period, the cash payments set forth under Section 5(a) of the Plan and (ii) in the event of a Qualifying Termination that occurs during a Change in Control Protection Period, the Qualifying CIC Termination Severance Payment. In addition, upon a termination of your employment with any member of the Company Group, your outstanding equity incentive awards will be treated in accordance with Section 5(c) of the Plan, including that any Qualifying Termination during a Change in Control Protection Period shall be treated as an “Involuntary Termination” under and as defined in the Equity Incentive Plan.

Unless otherwise defined herein, capitalized terms used in this Participation Agreement shall have the meanings set forth in the Plan. This Participation Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

[Remainder of Page Intentionally Blank]

Sincerely,

DASEKE, INC.

By:
Name:
Title:

AGREED AND ACCEPTED

this ____ day of _________, 20___ by:

[Name]

ANNEX A

DASEKE, INC.
EXECUTIVE CHANGE IN CONTROL AND SEVERANCE PLAN

[See attached]